Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD 2013 FOURTH QUARTER AND FULL YEAR RESULTS

Lake Forest, IL, February 11, 2014 - Packaging Corporation of America (NYSE: PKG) reported today fourth quarter record net income of $227 million, or $2.33 per share. Earnings included special items of $1.70 per share of income from the reversal of tax reserves related to alternative energy tax credits, and after tax costs totaling $0.41 per share related primarily to PCA’s acquisition of Boise Inc. on October 25, 2013. Excluding special items, net income was $101 million, or $1.04 per share, compared to fourth quarter 2012 net income, excluding special items, of $59 million, or $0.61 per share. Net sales were a record $1.3 billion in the fourth quarter compared to $737 million last year.

The $0.43 per share increase in earnings, excluding special items, was driven by improvements in PCA’s earnings of $0.23 per share compared to last year’s fourth quarter, and a partial quarter’s results from the acquisition of Boise of $0.20 per share. The PCA earnings increase of $0.23 per share resulted from improved price and mix ($0.36) and volume ($0.04), and was partially offset by cost increases for repairs ($0.03), fiber ($0.03), labor ($0.03), energy ($0.02), depreciation ($0.02), chemicals ($0.01) and other items ($0.03).

Full year 2013 earnings, excluding special items, were a record $320 million, or $3.28 per share, compared to 2012 earnings, excluding special items, of $201 million, or $2.06 per share. Full year 2013 net sales were a record $3.7 billion compared to 2012 net sales of $2.8 billion. Full year earnings, including special items, were $436 million, or $4.47 per share, compared to 2012 earnings of $164 million, or $1.68 per share. Details of special items for both years are included in this press release.

PCA’s corrugated products shipments were up 4.4% compared to last year’s fourth quarter, and were up 24.0% including Boise’s partial quarter shipments. Containerboard production, including Boise, was 803,000 tons, up 151,000 tons over last year’s fourth quarter. Total containerboard inventories (PCA plus Boise) were down 1,000 tons compared to year-end 2012.

Commenting on PCA’s overall results, Mark W. Kowlzan, Chief Executive Officer of PCA, said, “We finished 2013 with another outstanding quarter, achieving all-time record earnings from improved prices, strong corrugated products volume, and productive and efficient mill operations. The integration of Boise’s operations with PCA is well underway, and we are finding additional synergy opportunities as the process continues. For the year, our earnings were up 60% over 2012’s record earnings, and we have been able to pay down $150 million in debt since the acquisition. Going into 2014, PCA is well positioned to further improve its results and continue to pay down debt.”

“Looking ahead to the first quarter,” Mr. Kowlzan added, “earnings improvement is expected from a full quarter’s operation of Boise with synergies and lower amortization of annual mill outage costs. We also expect higher prices for white papers in the first quarter as a result of announced price increases. Our largest containerboard mill in Counce, Tennessee will be down for a week in March for its annual maintenance outage which will reduce production and increase operating costs. Extremely cold weather and significant snowfalls have resulted in some plant closures and more than normal increases for energy, wood and transportation costs. Labor and benefit costs will be higher with annual wage increases and timing related benefit payments, and we expect a higher tax rate. Considering these items, we currently expect first quarter earnings of $1.00 to $1.05 per share.”

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight paper mills and 98 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2013 Earnings
Conference Call

WHEN:	Wednesday, February 12, 2014
10:00 a.m. Eastern Time

NUMBER:	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	February 12, 2014 12:00 p.m. Eastern Time through
February 26, 2014 11:59 p.m. Eastern Time

REBROADCAST NUMBER:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 35486877

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2012 and in PCA’s quarterly report on Form 10-Q for the period ended September 30, 2013 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars and shares in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31				December 31
	2013 (1)		2012		2013 (1)		2012
Net sales	$1,264.4		$736.6		$3,665.3		$2,843.9
Cost of sales	(1,006.8)	(2)	(562.3)		(2,806.1)	(2)	(2,203.4)
Gross profit	257.6		174.3		859.2		640.5
Selling, general, and administrative expenses	(100.0)		(72.3)		(326.6)		(280.8)
Alternative energy tax credits	—		—		—		95.5	(8)
Other expense, net	(36.5)	(3)	(3.6)	(3)	(59.0)	(3)(6)	(11.8)	(3)
Income from operations	121.1		98.4		473.6		443.4
Interest expense, net	(27.9)	(4)	(9.4)		(58.3)	(4)	(62.9)	(9)
Income before taxes	93.2		89.0		415.3		380.5
(Provision) benefit for income taxes	133.8	(5)	(28.0)	(7)	21.0	(5)	(216.7)	(7)(8)
Net income	$227.0		$61.0		$436.3		$163.8
Earnings per share:
Basic	$2.35		$0.63		$4.52		$1.70
Diluted	$2.33		$0.63		$4.47		$1.68
Basic common shares outstanding	96.7		96.3		96.6		96.4
Diluted common shares outstanding	97.6		97.4		97.5		97.5
Supplemental financial information:
Capital spending	$104.0		$34.1		$234.4		$128.5
Cash balance	$191.0		$207.4		$191.0		$207.4
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2013 consolidated earnings results include Boise for the period of October 25 through December 31, 2013.

(2)
Generally accepted accounting principles required us to value the inventory from the acquisition of Boise at fair value. This reduced the profit on the sale of the acquired inventory to that portion attributable to the selling effort. This step-up resulted in $21.5 million of expense as the acquired inventory was sold and charged to cost of sales.

(3)
The three and twelve months ended December 31, 2013, includes $15.8 million and $17.2 million, respectively, of acquisition-related costs. Both periods include $17.4 million of integration-related and other costs. These costs are primarily recorded in "Other expense, net". The three and twelve months ended December 31, 2012, includes $2.0 million of plant closure charges.

(4)
The three and twelve months ended December 31, 2013, includes $7.8 million and $10.5 million, respectively, of expenses for financing the acquisition. In addition, both periods include $1.1 million of expense for the write-off of deferred financing costs.

(5)
Includes $166.0 million of income tax benefits from the reversal of the reserves for unrecognized tax benefits from alternative energy tax credits. The IRS completed its audit of PCA's 2008 and 2009 Federal income tax returns and all claimed alternative energy tax credits were allowed. As a result, a $103.9 million reserve for the Filer City mill’s cellulosic biofuel tax credit was fully reversed. In addition, an IRS Chief Counsel Memorandum was published in the fourth quarter and resulted in the reversal of $62.1 million of reserves related to the taxability of alternative fuel mixture tax credits acquired in the acquisition of Boise.

(6)
Includes $10.9 million of non-cash pension curtailment charges related to pension plan changes in which certain hourly corrugated and containerboard mill employees will transition from a defined benefit pension plan to a defined contribution (401k) plan.

(7)	Includes income of $3.4 million from state income tax adjustments.

(8)
In the first quarter of 2012, the company amended its 2009 tax return to reduce the gallons claimed as cellulosic biofuel producer credits previously recorded as a tax benefit, and increase the gallons claimed for alternative fuel mixture credits previously recorded as income. The increase in gallons claimed as alternative fuel mixture credits resulted in income of $95.5 million, and the decrease in gallons claimed as cellulosic biofuel producer credits resulted in a decrease in tax benefits of $118.5 million, or a net charge of $23.0 million.

(9)	Includes $24.8 million of debt refinancing charges.

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31		December 31
	2013 (1)	2012	2013 (1)	2012
Segment sales (2)
Packaging	$1,030.8	$736.6	$3,431.7	$2,843.9
Paper	216.9	—	216.9	—
Intersegment eliminations and other	16.7	—	16.7	—
	$1,264.4	$736.6	$3,665.3	$2,843.9

Segment income (loss) (2)
Packaging	$157.3	$109.0	$545.9	$389.7
Paper	13.5	—	13.5	—
Corporate and Other	(49.7)	(10.6)	(85.8)	53.7
Income from operations	121.1	98.4	473.6	443.4
Interest expense, net	(27.9)	(9.4)	(58.3)	(62.9)
Income before taxes	$93.2	$89.0	$415.3	$380.5

Segment income excluding special items (2)(3)
Packaging	$176.7	$111.0	$576.2	$391.7
Paper	15.1	—	15.1	—
Corporate and Other	(16.0)	(10.6)	(50.7)	(41.8)
	$175.8	$100.4	$540.6	$349.9

EBITDA (2)(3)
Packaging	$218.7	$152.0	$736.1	$559.1
Paper	22.6	—	22.6	—
Corporate and Other	(48.2)	(10.3)	(83.3)	55.1
	$193.1	$141.7	$675.4	$614.2

EBITDA excluding special items (2)(3)
Packaging	$238.1	$154.0	$766.4	$561.1
Paper	24.2	—	24.2	—
Corporate and Other	(14.5)	(10.3)	(48.2)	(40.4)
	$247.8	$143.7	$742.4	$520.7
____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2013 consolidated earnings results include Boise for the period of October 25 through December 31, 2013.

(2)
Prior to the acquisition of Boise in fourth quarter 2013, we reported our results in one reportable segment. After the acquisition, we began reporting our business in three reportable segments: Packaging, Paper, and Corporate and Other. These segments represent distinct businesses that we manage separately because of differing products and services. For more information, see Note 19, Segment Information, of the Notes to Consolidated Financial Statements in our 2013 Form 10-K which we plan to file on or about February 28, 2014.

(3)
Segment income excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2013 (1)	2012	2013 (1)	2012
Packaging
Segment income (2)	$157.3	$109.0	$545.9	$389.7
Acquisition inventory step-up	18.0	—	18.0	—
Integration-related and other costs	1.4	—	1.4	—
Pension curtailment charge	—	—	10.9	—
Plant closure charges	—	2.0	—	2.0
Segment income excluding special items (3)	$176.7	$111.0	$576.2	$391.7

Paper
Segment income (2)	$13.5	$—	$13.5	$—
Acquisition inventory step-up	3.5	—	3.5	—
Integration-related and other costs	(1.9)	—	(1.9)	—
Segment income excluding special items (3)	$15.1	$—	$15.1	$—

Corporate and Other
Segment income (loss) (2)	$(49.7)	$(10.6)	$(85.8)	$53.7
Acquisition-related costs	15.8	—	17.2	—
Integration-related and other costs	17.9	—	17.9	—
Alternative energy tax credits	—	—	—	(95.5)
Segment income excluding special items (3)	$(16.0)	$(10.6)	$(50.7)	$(41.8)

Income from operations	$121.1	$98.4	$473.6	$443.4

Income from operations, excluding special items (3)	$175.8	$100.4	$540.6	$349.9
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2013 consolidated earnings results include Boise for the period of October 25 through December 31, 2013.

(2)
Prior to the acquisition of Boise in fourth quarter 2013, we reported our results in one reportable segment. After the acquisition, we began reporting our business in three reportable segments: Packaging, Paper, and Corporate and Other. These segments represent distinct businesses that we manage separately because of differing products and services. For more information, see Note 19, Segment Information, of the Notes to Consolidated Financial Statements in our 2013 Form 10-K which we plan to file on or about February 28, 2014.

(3)
Segment income excluding special items is a non-GAAP financial measure. We present this measure because it provides a means to evaluate the performance of our segments and our company on an ongoing basis using the same measure that is used by our management and because this measure is frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" reconcile the non-GAAP measure with the most directly comparable GAAP measure. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measure is not intended to be a substitute for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended December 31
	2013 (2)		2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$227.0	$2.33	$61.0	$0.63
Special items (3):
Alternative energy tax credits	(166.0)	(1.70)	—	—
Acquisition-related costs	10.0	0.10	—	—
Acquisition-related financing costs	5.6	0.06	—	—
Acquisition inventory step-up	13.6	0.14	—	—
Integration-related and other costs	11.0	0.11	—	—
State income tax adjustments	—	—	(3.4)	(0.03)
Plant closure charges	—	—	1.4	0.01
Total special items	(125.8)	(1.29)	(2.0)	(0.02)
Excluding special items	$101.2	$1.04	$59.0	$0.61

	Full Year Ended December 31
	2013 (2)		2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$436.3	$4.47	$163.8	$1.68
Special items (3):
Alternative energy tax credits	(166.0)	(1.70)	23.0	0.24
Acquisition-related costs	10.9	0.11	—	—
Acquisition-related financing costs	7.4	0.08	—	—
Acquisition inventory step-up	13.6	0.14	—	—
Integration-related and other costs	11.0	0.11	—	—
Pension curtailment charges	7.0	0.07	—	—
Debt financing charges	—	—	16.0	0.16
State income tax adjustments	—	—	(3.4)	(0.03)
Plant closure charges	—	—	1.4	0.01
Total special items	(116.1)	(1.19)	37.0	0.38
Excluding special items	$320.2	$3.28	$200.8	$2.06
 ____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are presented because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)	On October 25, 2013, we acquired Boise, Inc. (Boise). The 2013 results include Boise for the period of October 25 through December 31, 2013.

(3)
Special items are taxed-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. The alternative energy tax credits are the release of unrecognized tax benefit reserves. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page one and our 2013 Form 10-K which we plan to file on or about February 28, 2014.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31		December 31
	2013	2012	2013	2012
Net income	$227.0	$61.0	$436.3	$163.8
Interest expense, net	27.9	9.4	58.3	62.9
Provision (benefit) for income taxes	(133.8)	28.0	(21.0)	216.7
Depreciation, amortization, and depletion	72.0	43.3	201.8	170.8
EBITDA (1)	$193.1	$141.7	$675.4	$614.2
Special items:
Acquisition-related costs	$15.8	$—	$17.2	$—
Acquisition inventory step-up	21.5	—	21.5	—
Integration-related and other costs	17.4	—	17.4	—
Pension curtailment charges	—	—	10.9	—
Plant closure charges	—	2.0	—	2.0
Alternative energy tax credits	—	—	—	(95.5)
EBITDA excluding special items (1)	$247.8	$143.7	$742.4	$520.7
 ____________

(1)
EBITDA and EBITDA, excluding special items, are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. For each non-GAAP financial measure, we provide a reconciliation to the most directly comparable financial measure presented in accordance with GAAP. These measures may differ from similarly captioned measures of other companies. Any analysis of non-GAAP financial measures should be done in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA and EBITDA excluding special items:

	Three Months Ended		Year Ended
	December 31		December 31
	2013	2012	2013	2012
Packaging
Segment income	$157.3	$109.0	$545.9	$389.7
Depreciation, amortization, and depletion	61.4	43.0	190.2	169.4
EBITDA (1)	218.7	152.0	736.1	559.1
Acquisition inventory step-up	18.0	—	18.0	—
Integration-related and other costs	1.4	—	1.4	—
Pension curtailment charges	—	—	10.9	—
Plant closure charges	—	2.0	—	2.0
EBITDA excluding special items (1)	$238.1	$154.0	$766.4	$561.1

Paper
Segment income	$13.5	$—	$13.5	$—
Depreciation, amortization, and depletion	9.1	—	9.1	—
EBITDA (1)	22.6	—	22.6	—
Acquisition inventory step-up	3.5	—	3.5	—
Integration-related and other costs	(1.9)	—	(1.9)	—
EBITDA excluding special items (1)	$24.2	$—	$24.2	$—

Corporate and Other
Segment income (loss)	$(49.7)	$(10.6)	$(85.8)	$53.7
Depreciation, amortization, and depletion	1.5	0.3	2.5	1.4
EBITDA (1)	(48.2)	(10.3)	(83.3)	55.1
Acquisition-related costs	15.8	—	17.2	—
Integration-related and other costs	17.9	—	17.9	—
Alternative energy tax credits	—	—	—	(95.5)
EBITDA excluding special items (1)	$(14.5)	$(10.3)	$(48.2)	$(40.4)

EBITDA (1)	$193.1	$141.7	$675.4	$614.2

EBITDA excluding special items (1)	$247.8	$143.7	$742.4	$520.7
 ____________

(1)
EBITDA and EBITDA, excluding special items, are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. For each non-GAAP financial measure, we provide a reconciliation to the most directly comparable financial measure presented in accordance with GAAP. These measures may differ from similarly captioned measures of other companies. Any analysis of non-GAAP financial measures should be done in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.